Exhibit 10.3

Execution Copy

UNIT PURCHASE AGREEMENT

BY AND AMONG

BREITBURN ENERGY PARTNERS L.P.

AND

THE PURCHASERS NAMED HEREIN

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ii

Section 8.11	Obligations Limited to Parties to Agreement	24
Section 8.12	Expenses	25

iii

UNIT PURCHASE AGREEMENT

UNIT PURCHASE AGREEMENT, dated as of May 25, 2007 (this “Agreement”), by and among BREITBURN ENERGY PARTNERS L.P., a Delaware limited partnership (“BreitBurn”), and each of KAYNE ANDERSON MLP INVESTMENT COMPANY, KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP, KAYNE ANDERSON MLP FUND, LP, KAYNE ANDERSON REAL ASSETS FUND, L.P., KAYNE ANDERSON INCOME PARTNERS, L.P., KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP, ARBCO II, L.P., KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, LP, ROYAL BANK OF CANADA, LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P., LEHMAN BROTHERS INC., ZLP FUND, L.P., STRUCTURED FINANCE AMERICAS, LLC and CREDIT SUISSE MANAGEMENT LLC (a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, BreitBurn desires to finance the BEP Acquisition (as defined in Section 1.1) through the sale of an aggregate of $92,000,064 of Common Units and the Purchasers desire to purchase an aggregate of $92,000,064 of Common Units from BreitBurn, each in accordance with the provisions of this Agreement;

WHEREAS, BreitBurn has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Units acquired pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BreitBurn and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1             Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation, inquiry, complaint or litigation before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning specified in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the BEP Purchase Agreement, the Registration Rights Agreement and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

“BEP” means BreitBurn Energy Partners I, L.P., a Texas limited partnership.

“BEP Acquisition” means the acquisition of TIFD’s limited partner interest in BEP as described in the BEP Purchase Agreement.

“BEP Assets” means the limited partner interests purchased pursuant to the BEP Purchase Agreement.

“BEP Purchase Agreement” means that certain Purchase and Sale Agreement dated as of May 25, 2007, between TIFD and BreitBurn Operating L.P., a Delaware limited partnership, acting through its general partner, BreitBurn Operating GP, LLC, a Delaware limited liability company.

“BreitBurn” shall have the meaning specified in the opening paragraph.

“BreitBurn Credit Facility” means the Credit Agreement, dated October 10, 2006, by and among BreitBurn Operating L.P., as Borrower, and BreitBurn Energy Partners L.P., Alamitos Company LLC, Alamitos Company, Phoenix Production Company and Preventive Maintenance Services, LLC and BreitBurn Operating GP, LLC, as Guarantors, Wells Fargo Bank, National Association, as Lead Arranger, Administrative Agent and Issuing Lender, and the other Lenders party thereto.

“BreitBurn Financial Statements” shall have the meaning specified in Section 3.4.

“BreitBurn Material Adverse Effect” means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of BreitBurn and its Subsidiaries and the BEP Assets, taken as a whole, other than those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on BreitBurn and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which BreitBurn and its Subsidiaries participate or are engaged, (ii) the ability of BreitBurn Parties, taken as a whole, to carry on their business as their business is conducted as of the date hereof or to meet their obligations under the Basic Documents on a timely basis or (iii) the ability of BreitBurn to consummate the transactions under any Basic Document.

“BreitBurn Parties” means BreitBurn, the General Partner, and all of BreitBurn’s Subsidiaries.

“BreitBurn Related Parties” shall have the meaning specified in Section 7.2.

“BreitBurn SEC Documents” shall have the meaning specified in Section 3.4.

“Breitenbach Amended and Restated Employment Agreement” means the Amended and Restated Employment Agreement by and between Pro GP Corp., BreitBurn Management Company, LLC, BreitBurn GP, LLC and Randall Breitenbach, dated as of October 10, 2006.

“Business Day” means any day other than a Saturday, Sunday or a holiday on which The Nasdaq Global Market is closed.

“Calumet Registration Rights Agreement” means that certain registration rights agreement by and among BreitBurn Energy Partners L.P. and the parties named therein, dated May 24, 2007

“Calumet Transaction Documents” means the Calumet Unit Purchase Agreement and the Calumet Registration Rights Agreement.

“Calumet Unit Purchase Agreement” means that certain Unit Purchase Agreement by and among BreitBurn Energy Partners L.P. and the Purchasers named therein, dated May 16, 2007.

“Closing” shall have the meaning specified in Section 2.2.

“Closing Date” shall have the meaning specified in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” means the dollar amount set forth opposite each Purchaser’s name on Schedule 2.1 to this Agreement under the heading “Commitment Amount.”

“Common Unit Price” shall have the meaning specified in Section 2.1(b).

“Common Units” means the common units of BreitBurn representing limited partner interests.

“Delaware LLC Act” shall have the meaning specified in Section 3.2(c).

“Delaware LP Act” shall have the meaning specified in Section 3.2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“General Partner” means BreitBurn GP, LLC, a Delaware limited liability company and the general partner of BreitBurn.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, BreitBurn, its Subsidiaries or any of their Property or any of the Purchasers.

“Indemnified Party” shall have the meaning specified in Section 7.3.

“Indemnifying Party” shall have the meaning specified in Section 7.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Lock-Up Date” means 90 days from the Closing Date.

“Partnership Agreement” shall have the meaning specified in Section 2.1(a).

“Party” or “Parties” means BreitBurn and the Purchasers, individually or collectively, as the case may be.

“Person” means any individual, corporation, company, voluntary association, partnership, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Units” means the Common Units to be issued and sold to the Purchasers pursuant to this Agreement.

“Purchaser” shall have the meaning specified in the introductory paragraph.

“Purchaser Material Adverse Effect” means any material and adverse effect on (i) the ability of a Purchaser to meet its obligations under this Agreement or the Registration Rights Agreement on a timely basis or (ii) the ability of a Purchaser to consummate the transactions under this Agreement or the Registration Rights Agreement.

“Purchaser Related Parties” shall have the meaning specified in Section 7.1.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached to this Agreement as Exhibit B, to be entered into at the Closing, among BreitBurn and the Purchasers.

“Representatives” of any Person means the officers, managers, directors, employees, agents and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“TIFD” means TIFD III-X LLC, a Delaware limited liability company.

“Unitholders” means the common unitholders of BreitBurn (within the meaning of the Partnership Agreement).

“Washburn Amended and Restated Employment Agreement” means the Amended and Restated Employment Agreement by and between Pro GP Corp., BreitBurn Management Company, LLC, BreitBurn GP, LLC and Halbert Washburn, dated as of October 10, 2006.

Section 1.2             Accounting Procedures and Interpretation.  Unless otherwise specified in this Agreement, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters under this Agreement shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers under this Agreement shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

SALE AND PURCHASE

Section 2.1             Sale and Purchase.  Subject to the terms and conditions hereof, BreitBurn hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from BreitBurn, the dollar amount of Purchased Units, set forth opposite its name on Schedule 2.1 hereto.  Each Purchaser agrees to pay BreitBurn the Common Unit Price for each Purchased Unit, in each case as set forth in Section 2.1(b).  The respective obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The failure or waiver of performance under this Agreement by any Purchaser, or on its behalf, does not excuse performance by any other Purchaser.  Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the

Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Basic Document.  Except as otherwise provided in this Agreement or in the Registration Rights Agreement, each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the Registration Rights Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(a)           Common Units.  The number of Purchased Units to be issued and sold to each Purchaser shall be equal to the quotient determined by dividing (i) the amount for such Purchaser under the column entitled “Commitment  Amount” on Schedule 2.1 by (ii) the Common Unit Price (as defined in Section 2.1(b) below).  The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the First Amended and Restated Limited Partnership Agreement of BreitBurn, dated as of October 10, 2006 (the “Partnership Agreement”).

(b)           Consideration.  The amount per Common Unit each Purchaser will pay to BreitBurn to purchase the Purchased Units (the “Common Unit Price”) shall be $31.00.

Section 2.2             Closing.   Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date of execution of this Agreement (the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York  10103.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BREITBURN

BreitBurn represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.1             Existence.  Each of BreitBurn and BreitBurn’s Subsidiaries:  (i) is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation or organization; (ii) has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals, necessary to own, lease, use and operate its Properties and carry on its business as its business is now being conducted as described in the BreitBurn SEC Documents and as will be conducted following the BEP Acquisition, except where the failure to obtain such licenses, authorizations, consents and approvals would not reasonably be expected to have a BreitBurn Material Adverse Effect.  None of BreitBurn or any of its Subsidiaries are in default in the performance, observance or fulfillment of any provision of, in the case of BreitBurn, the Partnership Agreement or its Certificate of Limited Partnership or, in the case of any Subsidiary of BreitBurn, its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other similar organizational documents.  Each of BreitBurn and its Subsidiaries is duly qualified or licensed and in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, and is authorized to do business in each jurisdiction in which the ownership or leasing of its respective Properties or the character of its respective operations makes such qualification necessary, except where the failure to obtain such qualification, license, authorization or good standing would not reasonably be expected to have a BreitBurn Material Adverse Effect.

Section 3.2             Capitalization and Valid Issuance of Purchased Units.

(a)           The Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.

(b)           As of the date of this Agreement, the issued and outstanding limited partner interests of BreitBurn consist of 26,038,258 Common Units.  The only issued and outstanding general partner interests of BreitBurn are the interests of the General Partner described in the Partnership Agreement.  All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid (to the extent required by applicable Law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).  All general partner interests of BreitBurn have been duly authorized and validly issued in accordance with the Partnership Agreement.

(c)           Other than the BreitBurn 2006 Long-Term Incentive Plan, the Washburn Amended and Restated Employment Agreement or the Breitenbach Amended and Restated Employment Agreement, BreitBurn has no equity compensation plans that contemplate the issuance of partnership interests of BreitBurn (or securities convertible into or exchangeable for partnership interests of BreitBurn).  No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Unitholders may vote are issued or outstanding.  Except as set forth in the first sentence of this Section 3.2(c), as contemplated by this Agreement, as are contained in the Partnership Agreement, there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character obligating BreitBurn or any of its Subsidiaries to issue, transfer or sell any partnership interests or other equity interests in BreitBurn or any of its Subsidiaries or securities convertible into or exchangeable for such partnership interests, (ii) obligations of BreitBurn or any of its Subsidiaries to repurchase, redeem or otherwise acquire any partnership interests or equity interests in BreitBurn or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which BreitBurn or any of its Subsidiaries is a party with respect to the voting of the equity interests of BreitBurn or any of its Subsidiaries.

(d)           (i) All of the issued and outstanding equity interests of each of BreitBurn’s Subsidiaries are owned, directly or indirectly, by BreitBurn free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the BreitBurn Credit Facility) and all such ownership interests have been duly authorized, validly issued and are fully paid (to the extent required by applicable Law or in the organizational documents of BreitBurn’s Subsidiaries, as applicable) and nonassessable (except as nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and, free of preemptive rights with no personal liability attaching to the ownership thereof; and (ii) except as disclosed in the BreitBurn SEC Documents, neither BreitBurn nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or other investment in any other Person.

(e)           The offer and sale of the Purchased Units and the limited partner interests represented thereby, have been, or prior to the Closing Date, will be duly authorized by BreitBurn pursuant to the Partnership Agreement and, when issued and delivered to such Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required by applicable law and the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement, this Agreement or the Registration Rights Agreement and under applicable state and federal securities laws and other than such Liens as are created by the Purchasers.

(f)            The Purchased Units will be issued in compliance with all applicable rules of The Nasdaq Global Market.  Prior to the Closing Date, BreitBurn will submit to The Nasdaq Global Market a Notification Form:  Listing of Additional Common Units with respect to the Purchased Units.  BreitBurn’s currently outstanding Common Units are quoted on The Nasdaq Global Market and BreitBurn has not received any notice of delisting.

Section 3.3             Ownership of the Limited Partner Interest in BEP.  After the consummation of the BEP Acquisition pursuant to the BEP Purchase Agreement, BreitBurn will be the sole limited partner of BEP and will own a 99% limited partner interest in BEP, subject to the terms of the BEP limited partnership agreement; such limited partner interest has been duly authorized and validly issued in accordance with the partnership agreement of BEP and will be fully paid (to the extent required under the partnership agreement of BEP) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and BreitBurn will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims.

Section 3.4             BreitBurn SEC Documents.  BreitBurn has filed timely with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed on or prior to the date of this Agreement, collectively, the “BreitBurn SEC Documents”).  The BreitBurn SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “BreitBurn Financial Statements”), at the time filed (in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequently filed BreitBurn SEC Document filed prior to the date hereof) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, (ii) complied as to form in all material respects with the applicable requirements of the Exchange

Act and the Securities Act, as applicable, (iii) in the case of the BreitBurn Financial Statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iv) in the case of the BreitBurn Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and (v) in the case of the BreitBurn Financial Statements, fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of BreitBurn and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to BreitBurn and the General Partner and has not resigned or been dismissed as independent registered public accountants of BreitBurn and the General Partner as a result of or in connection with any disagreement with BreitBurn or the General Partner on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.5             No Material Adverse Change.  Except as set forth in or contemplated by the BreitBurn SEC Documents, and except for the proposed BEP Acquisition, which has been disclosed to, and discussed with, each of the Purchasers, since December 31, 2006, BreitBurn and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a BreitBurn Material Adverse Effect (ii) acquisition or disposition of any material assets by BreitBurn or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in BreitBurn’s accounting principles, practices or methods or (iv) incurrence of material indebtedness (other than the incurrence of such indebtedness as is contemplated in connection with the BEP Acquisition).

Section 3.6             Litigation.  Except as set forth in the BreitBurn SEC Documents, there is no Action pending or, to the knowledge of BreitBurn, threatened against the General Partner, BreitBurn or any of its Subsidiaries or any of their respective officers, directors or Properties, as applicable, that (a) questions the validity of this Agreement or the Registration Rights Agreement or the right of BreitBurn to enter into this Agreement or the Registration Rights Agreement or to consummate the transactions contemplated hereby and thereby or (b) (individually or in the aggregate) would reasonably be expected to result in a BreitBurn Material Adverse Effect.

Section 3.7             No Breach.  The execution, delivery and performance by the BreitBurn Parties of the Basic Documents to which they are parties and compliance by the BreitBurn Parties with the terms and provisions hereof and thereof, and the issuance and sale by BreitBurn of the Purchased Units, do not and will not (a) assuming the accuracy of the representations and warranties of the Purchasers contained herein and their compliance with the covenants contained herein, violate any provisions of any Law, governmental permit, determination or award having applicability to BreitBurn or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation or breach of any provision of the certificate of limited partnership or the other organizational documents of BreitBurn or organizational documents of any of BreitBurn’s Subsidiaries, (c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract, agreement, instrument, obligation, note, bond, mortgage, license, or loan or credit agreement to which BreitBurn or any of its Subsidiaries is a party or by which BreitBurn or any of its Subsidiaries or any of their respective Properties may be bound, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by BreitBurn or any of its Subsidiaries, except in the cases of clauses (a), (c) and (d) where any such violation, default, breach, termination, cancellation, failure to receive consent approval or notice, or acceleration with respect to the foregoing provisions of this Section 3.7 would not, individually or in the aggregate, reasonably likely to result in a BreitBurn Material Adverse Effect.

Section 3.8             Authority.  Each BreitBurn Party has all necessary power and authority to execute, deliver and perform its obligations under the Basic Documents; and the execution, delivery and performance by each BreitBurn Party of the Basic Documents has been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the BreitBurn Parties that are parties thereto, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity including principles of commercial reasonableness, fair dealing and good faith.  No approval from the holders of the Common Units is required in connection with BreitBurn’s issuance and sale of the Purchased Units to the Purchasers.

Section 3.9             Compliance with Laws.  Neither BreitBurn nor any of its Subsidiaries is in violation of any judgment, decree or order or any Law applicable to BreitBurn or its Subsidiaries, except as would not, individually or in the aggregate, have a BreitBurn Material Adverse Effect.  BreitBurn and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a BreitBurn Material Adverse Effect, and neither BreitBurn nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not have, individually or in the aggregate, a BreitBurn Material Adverse Effect.  Neither BreitBurn, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of BreitBurn or any of its Subsidiaries has, in the course of its actions for, or on behalf of, BreitBurn or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.10           Approvals.  Except as contemplated by this Agreement or as required by the Commission in connection with BreitBurn’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any BreitBurn Party of any of the Basic Documents to which it is a party, except

(i) for such consents, approvals and waivers as have been obtained or, in the case of the BEP Purchase Agreement, will be obtained by closing, or (ii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a BreitBurn Material Adverse Effect.

Section 3.11           MLP Status.  BreitBurn has, since its inception in March 2006, met the gross income requirements of Section 7704(c)(2) of the Code and accordingly BreitBurn is not, and does not reasonably expect to be, taxed as a corporation for U.S. federal income tax purposes.

Section 3.12           Investment Company Status.  BreitBurn is not now, and after the sale of the Purchased Units and the application of the net proceeds from such sale will not be, and is not controlled by or under common control with, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.13           Offering.  Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Purchased Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither BreitBurn nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.14           Certain Fees.  No fees or commissions will be payable by BreitBurn to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.

Section 3.15           No Side Agreements.  Except for the confidentiality agreements and the Registration Rights Agreement entered into by and between each of the Purchasers and BreitBurn, there are no other agreements by, among or between BreitBurn or any of its Affiliates, on the one hand, and any of the Purchasers or their Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

Section 3.16           Internal Accounting Controls.  BreitBurn and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.17           Material Agreements.  BreitBurn has provided the Purchasers with, or made available to the Purchasers through the BreitBurn SEC Documents, correct and complete copies of all material agreements (as defined in Section 601(b)(10) of Regulation S-K promulgated by the Commission) and of all exhibits to the BreitBurn SEC Documents, including amendments to or other modifications of pre-existing material agreements, entered into by BreitBurn.

Section 3.18           Preemptive Rights or Registration Rights.  Except (i) as set forth in the Partnership Agreement, (ii) as provided in the Basic Documents or (iii) for existing awards under BreitBurn’s 2006 Long-Term Incentive Plan, the Washburn Amended and Restated Employment Agreement or the Breitenbach Amended and Restated Employment Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Units or other limited partnership or membership interests of BreitBurn or any of its Subsidiaries, in each case pursuant to any other agreement or instrument to which any of such Persons is a party or by which any one of them may be bound.  Neither the execution of this Agreement, nor the issuance of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of BreitBurn, other than pursuant to the Registration Rights Agreement, the Partnership Agreement and the Calumet Transaction Documents.

Section 3.19           Insurance.  BreitBurn and its Subsidiaries are insured against such losses and risks and in such amounts as BreitBurn believes in its sole discretion to be prudent for its businesses.  BreitBurn does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.20           Acknowledgment Regarding Purchase of Purchased Common Units.  BreitBurn acknowledges and agrees that (i) each of the Purchasers is participating in the transactions contemplated by this Agreement and the other Basic Documents at BreitBurn’s request and BreitBurn has concluded that such participation is in BreitBurn’s best interest and is consistent with BreitBurn’s objectives and (ii) each of the Purchasers is acting solely in the capacity of an arm’s length purchaser.  BreitBurn further acknowledges that no Purchaser is acting or has acted as an advisor, agent or fiduciary of BreitBurn (or in any similar capacity) with respect to this Agreement or the other Basic Documents and any advice given by any Purchaser or any of its respective Representatives in connection with this Agreement or the other Basic Documents is merely incidental to the Purchasers’ purchase of the Purchased Units.  BreitBurn further represents to each Purchaser that BreitBurn’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by BreitBurn and its Representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser, severally and not jointly, represents and warrants to BreitBurn with respect to itself, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.1             Valid Existence.  Such Purchaser (i) is duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have and would not reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.2             Authorization, Enforceability.  Such Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of the Purchaser; and each of this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3             No Breach.  The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement to which it is a party and all other agreements and instruments in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Purchased Units by such Purchaser do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties, (b) conflict with or result in a violation of any provision of the organizational documents of such Purchaser or (c) require any consent (other than standard internal consents), approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which such Purchaser is a party or by which such Purchaser or any of its Properties may be bound or (ii) any other such agreement, instrument or obligation, except in the case of clauses (a) and (c) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 4.2 would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

Section 4.4             Investment.  The Purchased Units are being acquired for such Purchaser’s own account, or the accounts of clients for whom such Purchaser exercises discretionary investment authority, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder (including, if available, Rule 144 promulgated thereunder).  If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees (a) that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.  Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party provided that such transactions are exempt from registration under the Securities Act.

Section 4.5             Nature of Purchaser.  Such Purchaser represents and warrants to, and covenants and agrees with, BreitBurn that (a) it is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.6             Receipt of Information; Authorization.  Such Purchaser acknowledges that it has (a) had access to the BreitBurn SEC Documents, (b) had access to information regarding the BEP Acquisition and its potential effect on BreitBurn’s operations and financial results and (c) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of BreitBurn regarding such matters including matters with respect to the BEP Acquisition.

Section 4.7             Restricted Securities.  Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from BreitBurn in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8             Certain Fees.  No fees or commissions will be payable by such Purchaser to brokers, finders or investment bankers with respect to the sale of any of the Purchased Units or the consummation of the transactions contemplated by this Agreement.  BreitBurn will not be liable for any such fees or commissions.

Section 4.9             Legend.  It is understood that the certificates evidencing the Purchased Units will initially bear the following legend:  “These securities have not been registered under the Securities Act of 1933, as amended.  They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder and, in the case of a transaction exempt from registration, unless sold pursuant to Rule 144 under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act.”

Section 4.10           No Side Agreements.  Except for the confidentiality agreements and the Registration Rights Agreement entered into by and between such Purchaser and BreitBurn, there are no other agreements by, among or between BreitBurn or its Affiliates, on the one hand, and such Purchaser or its Affiliates, on the other hand, with respect to the transactions contemplated hereby nor promises or inducements for future transactions between or among any of such parties.

ARTICLE V

COVENANTS

Section 5.1             Certain Special Allocations of Book and Taxable Income.  To the extent that the Common Unit Price is less than the trading price of the Common Units on The Nasdaq Global Market as of the Closing Date, the General Partner intends to specially allocate items of book and taxable income to the Purchasers so that their capital accounts in their Common Units are consistent, on a per-Common Unit basis, with the capital accounts of the other holders of Common Units (and thus to assure fungibility of all Common Units).  Such special allocation will occur upon the earlier to occur of any taxable period of BreitBurn ending upon, or after, (i) a book-up event or book-down event in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) or a sale of all or substantially all of the assets of BreitBurn occurring after the date of the issuance of the Common Units or (ii) the transfer of the Common Units to a Person that is not an Affiliate of the holder.  A Purchaser holding a Common Unit shall be required to provide notice to the General Partner of the transfer of a Common Unit to a Person that is not an Affiliate of the Purchaser no later than the last Business Day of the calendar year during which such transfer occurred, unless by virtue of the application of clause (i) above, the General Partner has determined that the Common Units are consistent, on a per-Common Unit basis, with the capital accounts of the other holders of Common Units; provided, that such Purchaser may cure any failure to provide such notice by providing such notice within 20 days of the last Business Day of such calendar year; provided, further, that the sole and exclusive remedy for any Purchaser’s failure to provide any such notice shall be the enforcement of the remedy of specific performance against such Purchaser and there will be no monetary damages.

Section 5.2             Subsequent Public Offerings.  Without the written consent of the holders of a majority of the Purchased Units, taken as a whole, from the date of this Agreement until the Lock-Up Date, BreitBurn shall not grant, issue or sell any Common Units, or other equity or voting securities of BreitBurn (“Partnership Securities”), any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (i) the issuance of the Purchased Units, (ii) the issuance of Awards (as defined in BreitBurn’s 2006 Long-Term Incentive Plan), the issuance of Common Units upon the exercise of options to purchase Common Units granted pursuant to the BreitBurn 2006 Long-Term Incentive Plan and the issuance of equity-based securities pursuant to a management or employee benefit plan or in connection with the restructuring of such a plan, (iii) the issuance or sale of Partnership Securities issued or sold in a registered public offering to finance future acquisitions that are accretive to distributable cash flow per Common Unit (or the repayment of indebtedness incurred in connection with such accretive acquisitions), (iv) the issuance or sale of Partnership Securities issued, including without limitation to Provident Energy Trust and its affiliates, as payment of any part of the purchase price for businesses that are acquired by the Partnership from Provident Energy Trust and its affiliates or any third party, and (v) the issuance or sale of Partnership Securities issued or sold through a private placement provided that (Y) subject to those rights granted under the Calumet Unit Purchase Agreement, the Purchasers individually are granted the right to participate in such private placement and to purchase a percentage of the Partnership Securities sold in such private placement pro rata based upon their purchase of the Purchased Units sold hereby and (Z) each party participating in such private placement shall agree that it will not sell any of its Partnership Securities for a period of 90-days following the closing of such private placement.  Notwithstanding the foregoing, BreitBurn shall not, and shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.

Section 5.3             Purchaser Lock-Up.  Without the prior written consent of BreitBurn, each Purchaser agrees that from and after the Closing it will not sell any of its Purchased Units prior to the Lock-Up Date; provided, however, that each Purchaser may:  (i) enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Units purchased by such Purchaser provided that such transactions are exempt from registration under the Securities Act; or (ii) transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.3.

Section 5.4             Non-Disclosure; Interim Public Filings.  BreitBurn shall, as soon as practicable following execution of this Agreement, issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated herein and in the other Basic Documents.  Following the Closing Date, BreitBurn shall file a Current Report on Form 8-K with the Commission (the “Form 8-K Filing”) describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to the Form 8-K this Agreement and the other Basic Documents, in the form required by the Exchange Act.  Thereafter, BreitBurn shall timely file any filings and notices required by the Commission or applicable Law with respect to the transactions contemplated hereby.  BreitBurn and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or The Nasdaq Global Market with respect to the transactions contemplated hereby, and neither Party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by Law, in which case the disclosing Party shall promptly provide the other Party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, BreitBurn shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any press release, without the prior written consent of such Purchaser except to the extent the names of the Purchasers are included in this Agreement as filed as an exhibit to the 8-K Filing and the press release referred to in the first sentence above.

Section 5.5             Taking of Necessary Action.  Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, that nothing contained herein shall require BreitBurn to consummate the BEP Acquisition.  Without limiting the foregoing, BreitBurn and each Purchaser will use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the Purchasers or BreitBurn, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 5.6             Use of Proceeds.  BreitBurn shall use the collective proceeds from the sale of the Purchased Units to finance the BEP Acquisition.  The remainder of the proceeds, if any, shall be used to repay indebtedness under the BreitBurn Credit Facility.

Section 5.7             Tax Information.  BreitBurn shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units.

ARTICLE VI

DELIVERIES

Section 6.1             BreitBurn Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, BreitBurn will deliver, or cause to be delivered, to each Purchaser:

(a)           the Purchased Units by delivering certificates (bearing the legend set forth in Section 4.9) evidencing such Purchased Units at the Closing, all free and clear of any Liens, encumbrances or interests of any other party;

(b)           opinions addressed to the Purchasers from outside legal counsel to BreitBurn and from the General Counsel of BreitBurn, Gregory C. Brown, each dated the Closing Date, substantially similar in substance to the form of opinions attached to this Agreement as Exhibit A;

(c)           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by BreitBurn;

(d)           a fully executed copy of the BEP Purchase Agreement in substantially the form attached to this Agreement as Exhibit C;

(e)           a certificate of the Secretary of BreitBurn dated as of the Closing Date, as to certain matters;

(f)            a certificate dated as of a recent date of the Secretary of State of the State of Delaware with respect to the due organization and good standing in the State of Delaware of BreitBurn; and

(g)           a cross-receipt, dated the Closing Date, executed by BreitBurn and delivered to each Purchaser to the effect that BreitBurn has received the Commitment Amount with respect to the Purchased Units issued and sold to all Purchasers.

Section 6.2             Purchaser Deliveries.  At the Closing, subject to the terms and conditions of this Agreement, each Purchaser will deliver, or cause to be delivered, to BreitBurn:

(a)           payment to BreitBurn of such Purchaser’s Commitment Amount by wire transfer(s) of immediately available funds to an account designated by BreitBurn in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all Parties hereto) prior to the Closing;

(b)           the Registration Rights Agreement in substantially the form attached to this Agreement as Exhibit B, which shall have been duly executed by such Purchaser;

(c)           a cross receipt dated the Closing Date, executed by such Purchaser to the effect that such Purchaser has received certificates evidencing its Purchased Units.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.1             Indemnification by BreitBurn.  BreitBurn agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of BreitBurn contained herein; provided that such claim for indemnification is made prior to the expiration of such representation or warranty; provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.  Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value, which is specifically included in damages covered by Purchaser Related Parties indemnification.

Section 7.2             Indemnification by Purchasers.  Each Purchaser agrees, severally and not jointly, to indemnify BreitBurn, the General Partner, and their respective Representatives (collectively, “BreitBurn Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no BreitBurn Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages.  Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value, which is specifically included in damages covered by BreitBurn Related Parties indemnification.

Section 7.3             Indemnification Procedure.  Promptly after any BreitBurn Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person that the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.  Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith.  If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof.  Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select one separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, involves no admission of wrongdoing or malfeasance by, and includes a complete release from liability of, the Indemnified Party.

ARTICLE VIII

MISCELLANEOUS

Section 8.1             Interpretation of Provisions.  Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The word “including” shall mean “including but not limited to.”  Whenever any party has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified.  Whenever any determination, consent or approval is to be made or given by a Purchaser under this Agreement, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.  The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 8.2             Survival of Provisions.  The representations and warranties set forth in Sections 3.1, 3.2, 3.7 through 3.15 and 4.1 through 4.8 shall survive the execution and delivery of this Agreement and the Closing indefinitely, and the other representations set forth in this Agreement shall survive for a period of 12 months following the Closing Date.  The covenants made in this Agreement or any other Basic Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof.  All indemnification obligations of BreitBurn and the Purchasers pursuant to Article VII of this Agreement shall remain operative and in full force and effect unless such obligations are expressly terminated in writing by the Parties referencing the particular Article or Section, regardless of any purported general termination of this Agreement.

Section 8.3             No Waiver; Modifications in Writing.

(a)           Delay.  No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b)           Specific Waiver.  Except as otherwise provided in this Agreement or the Registration Rights Agreement, no amendment, waiver, consent, modification or termination of any provision of any Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination.  Any amendment, supplement or modification of or to any provision of any Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by BreitBurn or any Purchaser from the terms of any provision of any Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on any Party in any case shall entitle any Party to any other or further notice or demand in similar or other circumstances.

Section 8.4             Binding Effect; Assignment.

(a)           Binding Effect.  This Agreement shall be binding upon BreitBurn, each Purchaser, and their respective successors and permitted assigns.  Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

(b)           Assignment of Purchased Units.  All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities Laws, Section 5.3 of this Agreement, and the Registration Rights Agreement.

(c)           Assignment of Rights.  Each Purchaser may assign all or any portion of its rights and obligations under this Agreement without the consent of BreitBurn (i) to any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser, and in each case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.  Except as expressly permitted by this Section 8.4(c), such rights and obligations may not otherwise be transferred except with the prior written consent of BreitBurn (which consent shall not be unreasonably withheld), in which case the assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights or obligations and shall agree to be bound by the provisions of this Agreement.

Section 8.5             Confidentiality and Non-Disclosure.  Notwithstanding anything herein to the contrary, each Purchaser that has executed a confidentiality agreement in favor of BreitBurn shall continue to be bound by such confidentiality agreement in accordance with the terms thereof until BreitBurn discloses with the Commission (on Form 8-K or otherwise) the transactions contemplated hereby.

Section 8.6             Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)                                  If to Kayne Anderson MLP Investment Company,
Kayne Anderson Capital Income Partners (QP), LP,

Kayne Anderson MLP Fund, LP,
Kayne Anderson Real Assets Fund, L.P.,
Kayne Anderson Income Partners, L.P.,
Kayne Anderson Non-Traditional Investments, LP,
ARBCO II, L.P. and
Kayne Anderson Energy Infrastructure Fund, LP:

1800 Avenue of the Stars,
Second Floor
Los Angeles, CA 90067
Attention:  David Shladovsky
Facsimile:  (310) 284-6490

with a copy to:

Kevin McCarthy
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Facsimile:  (713) 655-7355

with a copy to:

Baker Botts L.L.P.
98 San Jacinto Boulevard
Suite 1500
Austin, Texas 78701
Attention:  Laura L. Tyson, Esq.
Facsimile:  (512) 322-8377

(b)           If to Credit Suisse Management LLC:

Credit Suisse Management LLC
11 Madison Avenue
New York, New York 10010
Attention:  Lauri Cohen

(c)           If to Royal Bank of Canada:

Royal Bank of Canada
c/o Daniel Weinstein
One Liberty Plaza
Second Floor
New York, NY 10006
Phone:  (212) 858-7245
Facsimile:  (212) 858-6004
Email:  daniel.weinstein@rbccm.com

(d)           If to Lehman Brothers MLP Opportunity Fund L.P.:

Lehman Brothers MLP Opportunity Fund L.P.
399 Park Avenue, 9th Floor
New York, New York 10022
Attention:  Michael J. Cannon

(e)           If to Lehman Brothers Inc.:

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019-6801
Attention: Equity Synthetics Trading
Phone:  (212) 526-1955
Email:  eqswapny@lehman.com

(f)            If to ZLP Fund, L.P.:

ZLP Fund, L.P.
c/o Zimmer Lucas Partners, LLC
Harborside Financial Center
Plaza 10, Suite 301
Jersey City, NJ 07311

with a copy to:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10036-4039

(g)           If to Structured Finance Americas, LLC:

Structured Finance Americas, LLC
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
Attention:  Nicholas Bozzuto
New York, NY 10005

(h)           If to BreitBurn:

BreitBurn Energy Partners L.P.
515 South Flower Street, Suite 4800
Los Angeles, California  90071
Attention:  Gregory C. Brown
Facsimile:  (213) 225-5917
Email:  gbrown@breitburn.com

with a copy to:

Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York  10103
Attention:  Alan P. Baden
Facsimile:  (917) 849-5337
Email:  abaden@velaw.com

or to such other address as BreitBurn or such Purchaser may designate in writing.  All notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.7             Removal of Legend.  Each Purchaser may request BreitBurn to remove the legend described in Section 4.9 from the certificates evidencing the Purchased Units by submitting to BreitBurn such certificates, together with an opinion of counsel to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be. BreitBurn shall cooperate with such Purchaser to effect the removal of such legend; provided, that no opinion of counsel shall be required in the event a Purchaser is effecting a sale of such Purchased Units pursuant to Rule 144 (unless required by BreitBurn’s transfer agent) or an effective registration statement.

Section 8.8             Entire Agreement.  This Agreement and the Registration Rights Agreement are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by BreitBurn or a Purchaser set forth herein or therein.  This Agreement and the Registration Rights Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.9             Governing Law.  This Agreement will be construed in accordance with and governed by the Laws of the State of New York.

Section 8.10           Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.11           Obligations Limited to Parties to Agreement.  Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) and BreitBurn shall have any obligation hereunder and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the Registration Rights Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or BreitBurn or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or BreitBurn or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers and BreitBurn under this Agreement or the Registration Rights Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 8.12           Expenses.  BreitBurn shall pay up to $50,000 of legal fees of Baker Botts L.L.P., counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses.  If any action at law or equity is necessary to enforce or interpret the terms of any Basic Document, the prevailing Party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

BREITBURN ENERGY PARTNERS L.P.

By:	BREITBURN GP, LLC,
its general partner

By:
	Name:	Halbert S. Washburn
	Title:	Co-Chief Executive Officer

ROYAL BANK OF CANADA
by its agent

RBC CAPITAL MARKETS CORPORATION

By:
Josef Muskatel
Director and Senior Counsel

By:
David Weiner
Managing Director

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC,
its General Partner

By:
Craig M. Lucas
Managing Member

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:	Lehman Brothers MLP Opportunity
Associates L.P., its general partner

By:	Lehman Brothers MLP Opportunity
Associates L.L.C., its general partner

By:
Name:
Title:

LEHMAN BROTHERS INC.

By:
Name:
Title:

CREDIT SUISSE MANAGEMENT LLC

By:
Name:
Title:

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:
Name: James C. Baker
Title: Vice President

KAYNE ANDERSON CAPITAL INCOME PARTNERS (QP), LP

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON MLP FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON REAL ASSETS FUND, L.P.

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON INCOME PARTNERS, L.P.

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON NON-TRADITIONAL INVESTMENTS, LP

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

ARBCO II, L.P.

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, LP

By:	Kayne Anderson Capital Advisors, L.P.,
its general partner

By:
Name: David Shladovsky
Title: General Counsel

STRUCTURED FINANCE AMERICAS, LLC

By:

Name:

Title:

By:

Name:

Title: